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                                                                   Exhibit 10.7

                           Commercial Lease Agreement

     THIS LEASE AGREEMENT, is made and entered into as of this 1st day of September, 1999, by and between Tricia Veltre (Lessor) of 804 Blue Springs Drive, city of Henderson, state of NEVADA, and Veltre Enterprises Inc. (Lessee) of 6430 Sunset Corporate Drive, city of Las Vegas, state of Nevada. The aforementioned shall hereinafter jointly be referred to as the PARTIES.

                                   WITNESSETH:

                                    ARTICLE 1
                                 LEASED PREMISES

     In consideration of the rents herein provided and the terms, provisions and covenants hereof, Lessor hereby leases, lets and demises to Lessee the following described premises (hereinafter referred to as the Leased Premises): 6430 Sunset Corporate Drive.

     Approximately 7,616 square feet of gross rentable area, and more particularly described in Exhibit B attached. Lessee hereby unequivocally acknowledges by execution of this Lease Agreement that the aforementioned square feet of gross rentable area may include Lessees pro rata share of common areas shared by other tenants. In such event, Lessee may be actually occupying less than 7,616 square feet; however, it shall not be construed that Lessee is in any way relieved of paying rent pursuant to Article 3 herein.

     EXHIBITS

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                                    ARTICLE 2
                                      TERM

   SUBJECT TO AND UPON THE CONDITIONS SET FORTH HEREIN, AND IN ANY EXHIBIT OR ADDENDUM HERETO, THE TERM OF THIS LEASE (HEREINAFTER REFERRED TO AS THE LEASE
   TERM) SHALL COMMENCE ON SEPTEMBER 1, 1999 (HEREINAFTER REFERRED TO AS THE COMMENCEMENT DATE), AND SHALL CONTINUE FOR 120 MONTHS UNTIL SEPTEMBER 1, 2009, AT WHICH TIME THIS LEASE SHALL EXPIRE. IMMEDIATELY UPON SAID DATE OF TERMINATION OF THIS LEASE, LESSEE SHALL VOLUNTARILY SURRENDER THE LEASED PREMISES TO LESSOR.
  UPON COMPLETION OF THE INITIAL 120 MONTH LEASE, THE LESSEE HAS THE OPTION TO
         NEGOTIATE A RENEWAL OF THE LEASE IN TWO FIVE YEAR INCREMENTS.

                                    ARTICLE 3
                                      RENT

     Lessee agrees to pay in advance to Lessor during the Term hereof, without deduction, setoff, prior notice, or demand, monthly rental (hereinafter referred to as the Base Monthly Rental) for the Leased Premises in the amount of:
$5,000.00 dollars, which

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amount shall be payable in advance on the first business day of each month of the Lease Term. Payment of such rent shall be accompanied by all sales tax levied by any federal, state, county, or city government or by any agency authorized to levy and collect rent tax, and shall be payable in lawful money of the United States of America to Lessor at the address of Lessor set forth below. The amount of the monthly installments set forth above shall be subject to escalation, and additional rent shall be due and payable from Lessee to Lessor, as hereinafter provided. Other remedies for nonpayment of rent under this Lease notwithstanding, if the rental payment is not received by Lessor on or before ten (10) days after such rent is due, a service charge of five percent (5%) of the rent then due shall become due and payable on demand in addition to the rent owed under this Lease as remuneration for the additional expense for handling late rentals.

                                    ARTICLE 4
                     RENTAL ADJUSTMENT: CONSUMER PRICE INDEX

     On the first day of the second lease year (which lease year shall commence on the first anniversary of the Commencement Date if the Commencement Date is the first day of a calendar month, or on the first day of the first calendar month following the anniversary of the Commencement Date if the Commencement Date is other than the first day of a calendar month), and on the first day of each lease year (including renewals of this Lease Agreement, if any) thereafter until this Lease is terminated as set forth herein, the Base Annual Rent shall be adjusted and changed, on a cumulative basis, as follows:

     The Base Annual Rent and the monthly rental installments payable for each lease year during the Lease Term (other than the first lease year) shall be computed by multiplying the Base Annual Rental (and the monthly rental installment) as set forth in Article 3 above by a fraction, the numerator of which shall be the Consumer Price Index (Urban, the United States city average for urban wage earners, all items [Base 1982-84 = 100], issued by the Bureau of Labor Statistics of the United States Department of Labor) for the second (2nd) full month prior to the Commencement Date of this Lease; provided, however, that in no event shall such increase in Annual Rent be less than five percent ( 5 %) throughout the Lease Term.

     In the event that the Consumer Price Index ceases to use the 1982-84 average of one hundred (100) as the basis of calculation, or if a change is made in the terms of particular items contained in the Consumer Price Index, then the Consumer Price Index shall, at the discretion of the Lessor, be adjusted to the figure that would have been arrived at had the change in the manner of computing the Consumer Price Index in effect at the commencement of the Lease Term not been affected. In the event that such Consumer Price Index (or successor or substitute Consumer Price Index) is not available, a reliable governmental or other nonpartisan publication evaluating the purchasing power of money may be used at the discretion of Lessor.

                                    ARTICLE 5
                                SECURITY DEPOSIT

     The Lessee agrees to pay a security deposit equal to five thousand ($5000.00) upon the beginning of the lease. Unless required under state law, the security deposit will be released to the Lessor, who shall not be required to maintain it in a separate account nor be charged interest thereon.

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     The security deposit shall be used by the lessor to pay for any damage caused by the Lessee during his occupancy, reasonable wear and tear excepted. In addition, the security deposit may also be used to offset monetary damage of unpaid rent or unpaid late fees.

                                    ARTICLE 6
                                 QUIET ENJOYMENT

     The Lessor covenants and agrees that Lessee, on paying said monthly rent and performing all the covenants of this Lease on the part of Lessee to be performed herein, shall and may peaceably and quietly hold and enjoy the said Leased Premises.

                                    ARTICLE 7
                          OPERATING EXPENSE ADJUSTMENTS

     It is understood that the Annual Rent specified in Articles 3 and 4 is in anticipation of Lessor incurring certain expenses for taxes, operations, and maintenance costs. Therefore, the Lessor and Lessee agree to the definitions and terms set forth below:

     A. Real Estate Taxes: Lessor shall pay real estate taxes imposed on the Leased Premises. Lessee shall reimburse Lessor for any increase in real estate taxes imposed on the Leased Premises over and above the amount of these taxes for the calendar year 1999. Said increase shall be payable on or before thirty (30) days after receipt of notice of the amount from Lessor. The term real estate taxes shall include all ad valorem taxes and general and special assessments levied against the Leased Premises. Lessee shall be responsible for all taxes levied on Lessees personal property.

     B. Utility Service: Lessor shall provide the standard utility service connections for water, sewer, electricity, and telephone into the Leased Premises. Lessee shall pay the cost of all utility services for the Leased Premises, including but not limited to initial connection charges and/or deposits, all charges for water, sewer, telephone, and electricity, and all replacement of electric light lamps, tubes, and ballasts used on or in connection with the Leased Premises. The Lessees pro rata share of the entire building is one hundred percent (100%). Failure by the Lessor to make available these services, or any cessation thereof, resulting from causes beyond the control of the Lessor, shall neither render Lessor liable in any respect for damages to either person or property, nor relieve Lessee from fulfillment of any covenant of this Lease. Should any of the equipment or machinery, under the control of the Lessor, necessary to provide such services break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same properly.

     C. Repairs and Maintenance: The Lessor and Lessee shall maintain the Building and the Leased Premises in good repair and condition according to the following schedule:

               Mechanical, Heating, Ventilation, and Air Conditioning: Lessor shall be responsible for all major maintenance and repairs to the mechanical, heating, air conditioning, and ventilation systems; provided, however, that Lessee shall pay the first $ 300.00 per occurrence (for items not protected by service warranties) for all maintenance and repairs of such systems within the Leased Premises or


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          Lessees pro rata share of the total building if appropriate. Lessor shall supply and change all air conditioning filters as required. Lessee shall reimburse to Lessor the cost of supplying and changing such filters within thirty (30) days of receiving bill from Lessor.

               Plumbing and Electrical: Lessor shall be responsible for all major repairs and maintenance of the plumbing and electrical systems; provided, however, that Lessee shall pay the first $300.00 per occurrence (for items not protected by service contracts or warranties) for maintenance and repairs of such systems within the Leased Premises or Lessees pro rata share of Building if the cost of such repair and maintenance shall be billed to the Building as a whole.

               Interior Maintenance: Lessee shall clean, provide cleaning supplies, and maintain the Leased Premises in a clean, sanitary, and good condition. Lessee shall make all needed repairs, including but not limited to interior pest control, and replacements to the interior of the Leased Premises, except for those responsibilities expressly imposed upon Lessor above. Lessee shall maintain and repair all interior glass.

               Common Area Maintenance Charges: Lessee shall pay its pro rata share of the common area charges. Said charges are assessed by Lessor to pay for maintenance, repairs, and replacements, as necessary, to include, but not be limited to, the maintenance of common streets, drives, street lighting, landscaping, swale and berm maintenance, common area irrigation, fountains, walls, parking lot maintenance, refuse service, building exteriors and roofs, et cetera. The Lessees pro rata share of common area maintenance charges shall be computed by multiplying the total common area maintenance charges by a fraction, the numerator of which shall be the Lessees 7,616 square feet and the denominator of which shall be 7,616 (the total number of square feet of office buildings for which certificates of occupancy have been issued in the building). Payment shall be made monthly by Lessee within ten (10 ) days after Lessee receives notice from Lessor showing the sum due, which notice shall state in reasonable detail the manner in which Lessees share of common area maintenance is computed. Lessee has the obligation to pay for any partial month at the commencement and expiration or termination of the Lease Term.

     D. Insurance: Lessor shall pay for fire and extended coverage insurance for the Leased Premises. Lessee shall reimburse Lessor for any increase in the cost of insurance that Lessor is responsible to carry on the Leased Premises, over and above the insurance cost for the calendar year 1999. Reimbursement shall be made by Lessee within ten
          (10) days after Lessee receives notice from Lessor showing the sum due, which notice shall state in reasonable detail the manner in which Lessees share of insurance costs is computed. Lessee shall not be obligated to reimburse Lessor for any portion of any increase in the insurance premium caused by a particular use or activity of any other tenant in the Building in which the Leased Premises is located. Lessees obligation to pay the insurance costs shall be prorated for any partial year at the commencement and expiration or termination of the lease term. Lessee shall provide fire and extended coverage insurance on its personal property and contents.


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                                    ARTICLE 8
                          ALTERATIONS AND IMPROVEMENTS

     Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Lessor, which consent may be withheld at the sole discretion of Lessor for any reason. Any and all such alterations, physical additions, or improvements to the Leased Premises, when made by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease, by lapse of time or otherwise; provided, however, this clause shall not apply to movable equipment, partitions, or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment, partitions, and furniture are not then subject to any other rights, liens, and interests of Lessor hereunder. All damages to the Leased Premises caused by or becoming evident by the removal of such movable equipment, furniture, or partitions or otherwise shall be repaired by Lessee at Lessees cost prior to surrender of the Leased Premises.

                                    ARTICLE 9
                                      LIENS

     It is expressly covenanted and agreed by and between the Parties hereto that nothing contained in this Lease shall authorize Lessee to do any act which shall in any way encumber the title of Lessor in and to the Building or the land upon which the Building is situated, nor shall the interest or estate of Lessor in the Leased Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Lessee, and any claim to or lien upon the Leased Premises arising from any act or omission of Lessee shall accrue only against the leasehold estate of Lessee and shall in all respects be subject and subordinate to the paramount title and right of Lessor in and to the Leased Premises. Lessee will not permit the Leased Premises to become subject to any mechanics, laborers, or materialmens lien on account of labor or material furnished to Lessee or any sublessee in connection with work of any character performed or claimed to have been performed on the Leased Premises by or at the direction or sufferance of Lessee; provided, however, that Lessee shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claimed lien if Lessee shall give to Lessor such reasonable security as may be demanded by Lessor to ensure payment to prevent any sale, foreclosure, or forfeiture of the Leased Premises by reason of nonpayment thereof. On final determination of the lien or claim for lien, Lessee will immediately pay any judgment rendered with all proper costs and charges and will at its own expense have the lien released and any judgment satisfied. In case Lessee shall fail to contest the validity of any lien or claimed lien and give security to Lessor to ensure payment thereof, or having commenced to contest the same, and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, then Lessor may, at its election and without any requirement that it do so, remove or discharge such lien or claim for lien (with the right in its discretion to settle or compromise the same), and any amounts advanced by Lessor for


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such purposes shall be so much additional rental due from Lessee to Lessor on demand, with interest at the highest rate allowed by law from the date of payment thereof by Lessor until the repayment thereof by Lessee to Lessor.

                                   ARTICLE 10
                                FIRE AND CASUALTY

     If the Leased Premises shall be injured or damaged by fire or other causes and should Lessor elect to make repairs to the Leased Premises and complete said repairs within one hundred and eighty (180) days of the damage, then this Lease shall not be terminated. Should Lessor elect not to rebuild, it may terminate this Lease by written notice to Lessee. In either event, Lessor shall give Lessee written notice of its intention to rebuild or terminate this Lease within thirty (30) days after the event that causes said injury or damage. In no event shall Lessor be liable to Lessee in any respect whatsoever for Lessees inability to operate its business as a result of any casualty, including but not limited to injury or damage to the Leased Premises caused by fire or other causes.

     Lessee shall carry a work/rental interruption insurance policy covering risk of loss due to casualty in an amount not less than the aggregate amount to be paid by Lessee to Lessor or to a third party under the terms and provisions of this Lease, including but not limited to rent, real property taxes, and common area maintenance charges, for a period of six (6) months following any occurrence of the said casualty.

                                   ARTICLE 11
                               LIABILITY INSURANCE

     Lessee agrees to carry at its own expense a Lessor/Lessees Liability Insurance policy from a company satisfactory to Lessor, with minimum limits for general public liability insurance for personal injury including death in the amount of three hundred thousand dollars ($300,000.00) and five hundred thousand dollars ($500,000.00) for each occurrence, with one million dollars ($100,000,000.00) umbrella coverage, and for property damage insurance a single limit of not less than one hundred thousand dollars ($100,000.00) for each occurrence; such insurance shall be for the joint benefit of Lessor and Lessee and shall name Lessor as an additional insured.

     Irrespective of the adequacy of said insurance, Lessee shall indemnify and save Lessor free and harmless from any and all claims, actions, damages, expenses (including without limitation reasonable attorneys fees), and liability whatsoever arising out of or in any way connected with injury (including death) or property damage to any person, firm, corporation, or other entity, including Lessor, arising directly or indirectly from being on the Leased Premises or the use or occupancy of said Leased Premises.

     Copies of all the Lessees required insurance policies shall be delivered to Lessor prior to occupancy of the Leased Premises. On an annual basis, the Lessee shall provide Lessor with a Certificate of Insurance reflecting the types of policies held, their amounts, and the Lessors interest as loss payee. Lessee agrees that every insurer shall agree by endorsement upon the policy(ies) issued by it, that it will give Lessor thirty ( 30 ) days written notice at the address where rental is paid before the policy(ies) is question shall be altered or canceled.


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                                   ARTICLE 12
                              WAIVER OF SUBROGATION

     Anything in this Lease to the contrary notwithstanding, the Lessee hereby waives any and all rights of recovery, claim, action, or cause of action against Lessor, his agents, offices, and employees, for any loss or damage that may occur to the Leased Premises hereby demised, or any improvements thereto, or personal property located therein, or said Building of which the Leased Premises are part, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the Parties hereto, their agents, officers, and employees. Lessee agrees to make best efforts to have its insurance company waive its subrogation rights under all policies.

                                   ARTICLE 13
                                  CONDEMNATION

     Lessee agrees that if the said Leased Premises, or any part thereof, shall be taken or condemned for public or quasi-public use or purpose by any authority, Lessee shall have no claim against the Lessor and shall not have any claim or right to any portion of the amount that may be awarded to the Lessee as damages or paid as a result of such condemnation; all the rights of the Lessee to damages thereof, if any, are hereby assigned by the Lessee to the Lessor. If the condemnation or taking is for the entire Leased Premises, the term of the Lease shall cease and terminate from the date of such governmental taking or condemnation, and the Lessee shall have no claim against the Lessor for the value of any unexpired term of this Lease. Should the taking or condemnation be for a part of the Leased Premises, then at the sole option of the Lessor, this Lease shall not cease and terminate, but continue in full force and effect.

                                   ARTICLE 14
                            USAGE OF LEASED PREMISES

     The Leased Premises are to be occupied and used by the Lessee for office(s) and for warehousing of a picture framing and product development facility. Use for any other purpose shall constitute a breach of this Lease. Lessee shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is unlawful, disreputable, or deemed by Lessor to be extrahazardous, or permit anything to be done which in any way will increase the rate of insurance coverage on said Leased Premises, and in the event that, by reason of such acts of Lessee, there shall be any increase in the insurance rates for the building or contents above normal rates, Lessee agrees to pay to Lessor upon receipt of notice, as additional rental, an amount equal to all such increase. Lessee shall conduct its business and control its agents, employees, invitees, and visitors in such a manner as not to create any nuisance, or interfere with, annoy, or disturb any other Lessee, Lessor, or any other party involved in the management of the Building.


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                                   ARTICLE 15
               COMPLIANCE WITH LAWS, REGULATIONS, AND RESTRICTIONS

     Lessee shall comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal and other agencies, or bodies having any jurisdiction thereof) relating to the use, condition, or occupancy of the Leased Premises. Lessee shall indemnify and save and hold Lessor harmless from Lessees violation of any laws and ordinances. Lessee shall comply with all Building Rules and Regulations of the Building as shown in Exhibit N/A.

                                   ARTICLE 16
                             LESSORS RIGHT OF ENTRY

     Lessee shall permit Lessor or its agents or representatives to enter into and upon any part of the Leased Premises, at all reasonable hours, to inspect the same, to clean or make repairs, alterations, or additions thereto, as Lessor in its opinion may deem necessary or desirable, or for the purpose of determining Lessees use thereof or whether an act of default under this Lease has occurred.

                                   ARTICLE 17
                                     PARKING

     Lessor shall provide nonexclusive parking for the benefit of Lessee, its employees, customers, and visitors and for the benefit of other owners and tenants, in the areas shown on the Site Plan attached hereto as Exhibit A . Lessor has provided and Lessee exclusively designated for certain owners and Lessees. Nineteen (19) exclusive parking spaces per One Thousand (1,000) square feet of leasable area (within the Leased Premises) throughout the term of this lease.

                                   ARTICLE 18
                              SIGNS AND ADVERTISING

     The Lessee shall have sign space on the following signs (see Exhibit B, Sign Site Plan, for location of signs):

     A.   Building (Lessee) Identification Sign located near the Building.

     B.   Sign at the entrance to the Leased Premises.

     All of the signs are to be in conformity with the building Sign Regulations (see Exhibit C) and the county of Clark Sign Regulations. No other advertising or signs shall be placed by Lessee so as to be visible from the exterior of the Leased Premises without the prior consent and design approval of the Lessor. Any such signs and advertising shall be placed where designated by the Lessor and installed by Lessor at Lessees expense. The cost of constructing and placing any exterior sign or signs shall be at Lessees expense.

                                   ARTICLE 19
                             ASSIGNMENT OR SUBLEASE

     The Lessee covenants and agrees not to encumber or assign this Lease or sublet all or any part (including desk space or mailing privileges) of the Leased Premises without the written consent of the Lessor, which consent may be withheld by Lessor. Such assignment shall in no way relieve the Lessee from any obligations, covenants, and provisions of this Lease. If Lessor grants its consent to an assignment or subletting, rent under this Lease shall thereafter be the greater of (a) the rent payable as per terms and


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conditions of this Lease, or (b) the rent payable by the Assignee or Subtenant
(including any consideration paid by Assignee or Subtenant).

     In no event shall Lessee assign or sublet the Leased Premises for any terms, conditions, and covenants other than those contained herein. In no event shall this Lease be assigned or be assignable by operation of Law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this lease or any rights or privileges hereunder be an asset of Lessee under any bankruptcy, insolvency, or reorganizational proceedings. Lessor shall not be liable nor shall the Leased Premises be subject to any mechanics, materialmens, or other type liens, and Lessee shall keep the Leased Premises and land on which the Leased Premises are situated free from any such liens which may occur because of acts of Lessee, notwithstanding any foregoing provision.

     Any consent to any subletting or assignment shall not be deemed a consent to any subsequent subletting or assignment. Any assignee, transferee, or purchaser shall agree in writing to be bound by and comply with the provisions of this Lease.

                                   ARTICLE 20
                                 not applicable


                                   ARTICLE 21
                               TRANSFER BY LESSOR

     If the interest of Lessor under this Lease shall be transferred, whether voluntarily or by reason of foreclosure, voluntary sale, or other proceedings for enforcement of any mortgage on the Leased Premises, Lessee shall be bound to such transferee (herein sometimes called the Purchaser) under the terms, covenants, and conditions of this Lease for the balance of the term hereof remaining and any extensions or renewal hereof which may be effected in accordance with the terms and provisions hereof, with the same force and effect as if the Purchaser were the Lessor under this Lease, and Lessee does hereby agree to attorn to the Purchaser, including the mortgagee under any such mortgage, if it be the Purchaser, as its Lessor, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the Lessor under this Lease. The respective rights and obligations of Lessee and the Purchaser upon such attornment, to the extent of the then remaining balance of the term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein.

                                   ARTICLE 22
                                DEFAULT BY LESSEE

     It shall be an event of default and shall be considered a breach of this Lease by Lessee if one or any of the following shall occur:

     A. Lessee shall make default in the payment of rent or other payment when due as herein provided; and such default shall continue for a period of ten (10) days or more; or default shall be made in any of the other covenants, agreements, conditions, or undertakings herein required to be kept, observed, and performed by Lessee, and such other default shall continue for ten
          (10) days after notice thereof in writing to Lessee; or,

     B. Lessee shall file a petition in voluntary or reorganization bankruptcy or under applicable Chapters of the Federal Bankruptcy Act or similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or stay of involuntary bankruptcy proceedings within sixty
          (60) days as hereinafter provided; or,

     C. Lessee shall be adjudicated a bankrupt, or a trustee or receiver shall be appointed for all of its property or the major part thereof in any involuntary proceedings, or any court shall have taken jurisdiction of the property of Lessee or the major part thereof in any involuntary proceedings for the reorganization, dissolution, liquidation, or winding up of Lessee, and such jurisdiction is not relinquished or vacated or stayed on appeal or otherwise within sixty (60) days; or,

     D. Lessee shall make an assignment for the benefit of its creditors, or shall vacate or abandon the Leased Premises.

                                   ARTICLE 23
                              REMEDIES UPON DEFAULT

     If any one or more of the events of default set forth in Article 22 occurs, then Lessor may, at its election:

          Give Lessee written notice of its intention to terminate this Lease on the date of such notice or on any later date specified in such notice, and, on the date specified in such notice, Lessees right to possession of the Leased Premises will cease and the Lease will be terminated (except as to Lessees liability set forth in this Article 23), as if the date fixed in such notice were the end of the term of this Lease. If this Lease is terminated pursuant to the provisions of this Article, Lessee will remain liable to Lessor for damages in an amount equal to the rent and other sums which would have been owing by Lessee under this Lease for the balance of the term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the premises by the Lessor subsequent to such termination, and after deduction of all Lessors expenses set forth in the Lease. Lessor will be entitled to collect such damages from Lessee monthly on the days on which the rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Lessor will be entitled to receive such damages from Lessee on each such day. Alternatively, at the option of the Lessor, if this Lease is terminated, Lessor will be entitled to recover from Lessee.

     i. The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rent loss that Lessee proves could reasonably have been avoided;

     ii. The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rent loss that Lessee proves could reasonably be avoided; and

     iii. Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessees failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from such failure. The worth at the time of award of the amount referred to in clauses (i) and (ii) is computed by allowing interest at the highest rate permitted by law. The worth at the time of award of the amount referred to in clause (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Atlanta at the time of award,

     iv. If Lessor elects to take possession of the premises according to this Lease paragraph without terminating this Lease, Lessee will pay Lessor the rent and other sums which would be payable under this Lease as if such repossession had not occurred, less the net proceeds, if any, of the reletting of the premises after deducting all of Lessors expenses incurred in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys fees, expenses of employees, alterations, remodeling and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new Lease term extends beyond the existing term, or the premises covered by such reletting include areas which are not part of the premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new Lease. Lessee will pay such amounts to Lessor monthly on the days on which the rent and all other amounts owing under this Lease would have been payable if possession had not been retaken, and Lessor will be entitled to receive the rent and other amounts from Lessee on each such day.

                                   ARTICLE 24
                                WAIVER OF BREACH

     Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

                                   ARTICLE 25
                                   ABANDONMENT

     In the event the Lease Premises are abandoned by Lessee, Lessor shall have the right, but not the obligation, to relet the same for the remainder of the term provided for herein and if the rent received through such reletting does not at least equal the rent provided for herein, Lessee shall pay and satisfy any deficiency between the amount of the rent so provided for and that received through reletting, and, in addition thereto, shall pay all expenses incurred in connection with any such reletting, including, but not limited to, the cost of renovation, altering, and decorating for a new occupant. Nothing herein shall be construed as in any way denying Lessor the right in the event of abandonment of said Leased Premises or other breach of this Agreement by Lessee to treat the same as an entire breach and, at Lessors option, to immediately sue for the entire breach of this Agreement and any and all damages that Lessor suffers thereby.

                                   ARTICLE 26
                                  HOLDING OVER

 IN THE EVENT OF HOLDING OVER BY LESSEE AFTER THE EXPIRATION OR TERMINATION OF THIS LEASE, SUCH HOLDOVER SHALL BE AS A TENANT AT WILL, AND ALL OF THE TERMS AND
  PROVISIONS OF THIS LEASE SHALL BE APPLICABLE DURING SUCH PERIOD, EXCEPT THAT LESSEE SHALL PAY LESSOR AS RENTAL FOR THE PERIOD OF SUCH HOLDOVER AN AMOUNT
EQUAL TO ONE HUNDRED AND TWENTY FIVE PERCENT (125%) OF THE RENT WHICH WOULD HAVE BEEN PAYABLE BY LESSEE HAD SUCH HOLDOVER PERIOD BEEN A PART OF THE ORIGINAL TERM
 OF THIS LEASE, AND LESSEE WILL VACATE THE LEASED PREMISES AND DELIVER THE SAME TO LESSOR UPON LESSEES RECEIPT OF NOTICE FROM LESSOR TO VACATE SAID PREMISES.
  THE RENTAL PAYABLE DURING SUCH HOLDOVER PERIOD SHALL BE PAYABLE TO LESSOR ON DEMAND. NO HOLDING OVER BY LESSEE SHALL OPERATE TO EXTEND THIS LEASE EXCEPT AS
  HEREIN PROVIDED. LESSEE AGREES TO PAY LESSORS COSTS AND REASONABLE ATTORNEYS FEES SHOULD LESSOR EXPEND MONIES FOR THE REMOVAL OF LESSEE OR ANY OF LESSEES
                                   PROPERTY.

                                   ARTICLE 27
                                 ATTORNEYS FEES

     In the event Lessee makes default in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessors costs and reasonable attorneys fees for the services of such attorneys. The obligation of Lessee to pay such costs of collections including reasonable attorneys fees shall apply whether or not suit be brought, and if suit be brought, then at both trial and appellate levels.

                                   ARTICLE 28
                                  HOLD HARMLESS

     Lessee agrees to defend, indemnify, and hold Lessor harmless against any and all claims, damages, accidents, and injuries to persons or property caused by or resulting from or in connection with anything in or pertaining to or upon the Leased Premises.

  AS A MATERIAL PART OF THE CONSIDERATION TO BE RENDERED TO LESSOR UNDER THIS LEASE, LESSOR SHALL NOT BE LIABLE FOR DAMAGE TO PROPERTY OF LESSEE OR OF OTHERS LOCATED ON THE LEASED PREMISES OR BUILDING, NOR FOR THE LOSS OF OR DAMAGE TO ANY PROPERTY OF LESSEE OR OF OTHERS BY THEFT, CASUALTY LOSS, OR OTHERWISE, NOR SHALL
 LESSOR BE LIABLE TO LESSEE FOR LOSSES ARISING FROM THE INABILITY OF LESSEE TO
  OPERATE ITS BUSINESS FOR ANY REASON WHATSOEVER, AND LESSEE HEREBY WAIVES ALL SUCH CLAIMS AGAINST LESSOR AND WILL HOLD LESSOR EXEMPT AND HARMLESS FOR OR ON
                       ACCOUNT OF SUCH DAMAGE OR INJURY.

   LESSOR SHALL NOT BE LIABLE FOR ANY INJURY OR DAMAGE TO PERSONS OR PROPERTY RESULTING FROM (BUT NOT LIMITED TO) FIRE OR EXPLOSION ON ANY PART OF THE LEASED
 PREMISES OR BUILDING OR FROM THE PIPES, APPLIANCES, OR PLUMBING WORKS OR FROM THE ROOF, STREET, OR SUBSURFACE OR FROM ANY PLACE OR BY DAMPNESS OR ANY OTHER
   CAUSE OF WHATSOEVER NATURE. LESSOR SHALL NOT BE LIABLE FOR ANY SUCH DAMAGE CAUSED BY OTHER TENANTS OR PERSONS IN THE BUILDING, OCCUPANTS OF ADJACENT
PROPERTY, OR THE PUBLIC, OR CAUSED BY OPERATIONS IN CONSTRUCTION OF ANY PRIVATE,
 PUBLIC, OR QUASI-PUBLIC WORK. ALL PROPERTY OF THE LESSEE KEPT OR STORED ON THE
  LEASED PREMISES SHALL BE SO KEPT OR STORED AT THE RISK OF LESSEE, AND LESSEE SHALL HOLD LESSOR HARMLESS FROM ANY CLAIMS ARISING OUT OF DAMAGE TO THE SAME,
          INCLUDING SUBROGATION CLAIMS BY LESSEES INSURANCE CARRIERS.

                                   ARTICLE 29
                                LESSORS LIABILITY

     The term Lessor as used in this Lease means only the owner from time to time of the Leased Premises. Lessor shall be under no personal liability with respect to any of the provisions of this Lease, and if Lessor is in default with respect to its obligations hereunder, Lessee shall look solely to the equity of the Lessor in the Leased Premises and Building for the satisfaction of the Lessees remedies. It is expressly understood and agreed that the Lessors liability under this Lease shall in no event exceed the loss of its equity interest in the Leased Premises.

                                   ARTICLE 30
                                  FORCE MAJEURE

     Lessor shall be excused for the period of any delay in the performance of any obligation when the delay is a result of any cause or causes beyond its control, which includes but is not limited to all labor disputes, governmental regulations or control, fire or other casualty, or inability to obtain any material, services, or financing.

                                   ARTICLE 31
                                     NOTICE

     All rent and other payments required to be made by Lessee to Lessor hereunder shall be payable to Lessor at the address set forth below, or such other address as Lessor may specify from time to time, by written notice delivered in accordance herewith. Unless otherwise provided to the contrary herein, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (whether or not actually received) when deposited in the United States mail, postage prepaid, Certified Mail, Return Receipt Requested, addressed to the Parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

     LESSOR

     TRICIA VELTRE
     804 BLUE SPRINGS DRIVE
     HENDERSON NV, 89015

     Lessee:

     VELTRE ENTERPRISES INC.
     6430 SUNSET CORPORATE DRIVE
     LAS VEGAS NV, 89120

                                   ARTICLE 32
                              Estoppel Certificates

     Upon ten (10) days prior written notice from Lessor, Lessee shall execute and deliver to Lessor a statement in writing (1) certifying that this Lease is unmodified and in full force and effect, and dates to which the rent and other charges are paid in advance, if any, and (2) acknowledging that to Lessees knowledge there are not any uncured defaults on the part of Lessor hereunder and that Lessee has no right of offset, counterclaim, or deduction in rent or specifying such defaults, if any, or claim, together with the amount of any offset, counterclaim, or deduction alleged by Lessee. Any such statement may be relied upon by any prospective purchaser or lender upon the security of the real property of which the Leased Premises are a part. Lessees failure to deliver said statement within such time shall constitute agreement by Lessee (1) that this Lease is in full force and effect without modification except as may be represented by Lessor, (2) that there are no uncured defaults in Lessors performance and that Lessee has no right of offset, counterclaim, or deduction against rent, and (3) that no more than one months rent has been paid in advance.

                                   ARTICLE 33
                                 LIENS FOR RENTS
                                 not applicable


                                   ARTICLE 34
                               SECURITY AGREEMENT
                                 not applicable


                                   ARTICLE 35
                                COMMON AREA USAGE

     Should Lessee purchase or lease security, telephone, communications, electronic, or any other kind of equipment, then said equipment shall not be installed, placed, or stored in any common areas of the Park or Building. Should Lessee place any such equipment or any kind of personal property in said common areas, then Lessor, at his election, may remove said personal property at Lessees expense.

                                   ARTICLE 36
                                   FLOOR LOADS

     Lessee shall not place a load upon the floor of the Leased Premises which exceeds the floor load per square foot which such floor was designed to carry. Floor load is stipulated to be 70 pounds per square foot. Lessor and Lessee will determine jointly the approximate weight and the position of all safes and heavy installations which the Lessee wishes to place in the Leased Premises so as to distribute properly the weight thereof.

     Business machines and mechanical equipment belonging to Lessee which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space to such a degree as to be objectionable to Lessor or to any tenants in the Building shall be placed and maintained by the party owning the machines or equipment, at such partys expense, in a setting of cork, rubber, or springs-type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

                                   ARTICLE 37
                                     GENERAL

     A. This Lease shall be binding and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors, and assigns.

     B. This Lease shall create the relationship of Lessor and Lessee. No estate shall pass out of the Lessor, and the Lessee shall have only a right of use which shall not be subject to levy and sale.

     C. The submission of this instrument for examination or signature by the Lessee does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee.

     D. Lessor shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder in the Building and/or Leased Premises referred to herein.

     E. The captions or headings of the various Articles in this Lease Agreement are for convenience only, and are not to be construed as part of this Lease, and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

     F.   Time is of the essence of this Lease Agreement.

     G. Any pronouns used in the Lease shall be deemed to include the masculine, feminine, neuter, singular, and plural as appropriate.

     H. This instrument embodies the whole agreement between the Parties, and there are no promises, terms, conditions, or obligations other than those herein contained. This agreement shall supersede all previous communications, representations, proposals, or agreements, either verbal or written, between the parties hereto and not herein contained. This agreement shall not be modified or canceled unless reduced in writing and signed by both parties, properly witnessed, and by direct reference therein made a part hereof.

     I. If any term, covenant, condition, or provision of the Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and be enforced to the fullest extent of the law. This Lease and the performance thereof shall be governed, interpreted, construed, and regulated by the laws of the state of Nevada, and the venue of any action shall lie in Clark County, Nevada.

     J. The Parties hereto further understand and agree that this Lease shall not be recorded in any Public Records of Clark County, Nevada , except at the option of the Lessor. The Parties also agree, at the option of the Lessor, to execute a short-form lease for recording, containing the names of the parties and such other terms and conditions of the Lease as may be requested by the Lessor.

     K. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, OR LESSEES USE OR OCCUPANCY OF THE LEASED PREMISES, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT HERETO.

                                   ARTICLE 39
                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, the Parties hereto have executed this Lease Agreement on the day and year first above written. Signed, sealed, and delivered in the presence of:


                                                -------------------------------
                                                Lessor

                                              By
-------------------------------                 -------------------------------
          Witness                               Authorized Representative

-------------------------------
          Witness


-------------------------------                 -------------------------------
          Witness                               Lessee

                                              By
-------------------------------                 -------------------------------
          Witness                               Authorized Representative

     Exhibit A Sign Site Plan
     Exhibit B Site Plan

                         BUILDING RULES AND REGULATIONS

     The following Rules and Regulations have been adopted by the owners for the care and protection of the building located in 6430 Sunset Corporate Drive, and for the general comfort and welfare of all occupants.

     1. Wherever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its best efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests, sublessees, and visitors of Lessee. The term Building shall include the structure within which the Leased Premises is located, and any obligations of Tenant hereunder with regard to the Building shall apply with equal force to the Leased Premises and to other parts of the Building.

     2. Tenant shall not obstruct or interfere with the rights of other occupants in the Building, or of persons having business in the Building in which the Leased Premises are located, or in any way injure or annoy such persons.

     3. Tenant shall not use the Leased Premises or the Building for lodging, sleeping, cooking, or any immoral or illegal purposes, or for any purpose that will damage the building, or the reputation thereof, or for any purpose other than those specified in the Lease.

     4. Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

     5. Tenant shall not bring or keep within the Building any animal or motorcycle.

     6. Tenant shall not conduct mechanical or manufacturing operations, cook or prepare food, or place in use any inflammable, combustible, explosive, or hazardous fluid, chemical device, substance, or material in or about the Leased Premises or the Building without the prior written consent of Landlord. Tenant shall comply with all rules, orders, regulations, and requirements of the applicable Fire Rating Bureau, or any other similar body, and Tenant shall not commit any act or permit any object to be brought or kept in Leased Premises or the Building which shall increase the rate of fire insurance on the Building or on property located therein.

     7.   Not applicable

     8. Tenant shall not install or use in the Leased Premises or Building any engine, boiler, generator, heating unit, air conditioning unit (other than the air conditioning and heating unit Landlord provides), stove, water cooler, ventilator, radiator, or any other similar apparatus without the prior written consent of Landlord.

     9.   Not applicable

     10.  Not applicable

     11.  Not applicable

     12.  Not applicable

     13. Tenant shall not deposit any trash, refuge, cigarettes, or other substances of any kind within or out of the Building except in the refuse containers provided therefor. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Leased Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, parking areas, stairways, vestibules, public corridors, and halls in and about the Building (hereinafter referred to as Common Areas) clean and free from rubbish.

     14. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas. Common

          Areas and the roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be detrimental to the Building and/or its tenants. Tenant shall not enter the mechanical room, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Landlord, unless such areas shall have been designated as part of the Leased Premises.

     15. Tenant shall not use the washrooms, rest rooms, and plumbing fixtures of the Building, if any, and appurtenances thereto, for any purpose other than the purposes for which they were constructed, and Tenants shall not deposit any sweepings, rubbish, rags, or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenants servants, employees, agents, contractors, jobbers, licensees, invitees, guests, or visitors cause any damage to such washrooms, rest rooms, plumbing fixtures, or appurtenances, such damage shall be repaired at Tenants expense and Landlord shall not be responsible therefor.

     16. Tenant shall not mark, paint, drill into, cut, string wires, or in any way deface any part of the Building without the prior written consent of Landlord. Upon removal of any wall decorations or installations of floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenants sole cost and expense. Tenant shall refer all contractors, representatives, installations technicians, and other mechanics, artisans, and laborers rendering any service in connection with the repair, maintenance, or improvement of the Leased Premises to Landlord for Landlords supervision, approval, and control before performance of any such service. This Paragraph 16 shall apply to all work performed in the building, including, without limitation, installation of the telephones, telegraph equipment, electrical devices, and attachments and installations of any nature affecting floor, walls, woodwork, trim, windows, ceilings, equipment, or any structural portion of the Building. Plans and specifications for such work, prepared at Tenants sole expense, shall be submitted to Landlord for its prior written approval in each instance before commencement of work. All installations, alterations, and additions shall be constructed by Tenant in a good and workmanlike manner, and only good grades of material shall be used in connection therewith. The means by which telephone, telegraph, and similar wires are to be introduced to the Leased Premises and the location of telephones, call boxes, and other office equipment affixed to the Leased Premises shall be subject to the prior written approval of Landlord.

     17. Tenant shall not obstruct, alter, or in any way impair the efficient operation of the Leased Premises heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems.

     18.  Not applicable

     19. Employees of the Landlord or the Building Association (Association) shall not receive or carry messages for or to Tenant or any other person, nor contact with nor render free or paid services to Tenant or Tenants servants, employees, contractors, jobbers, agents, invitees, licensees, guests, or visitors. In the event that any of Landlords or Associations employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord or Association harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to personal resulting therefrom.

     20. No radio or television aerial or other similar device shall be installed without first obtaining Landlords consent in writing on each separate instance. No aerial shall be erected on the roof or exterior walls of the Building, or on the grounds, without in each instance the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

                            ACKNOWLEDGMENT OF RECEIPT

     The undersigned hereby acknowledges receipt of a complete copy of the foregoing Rules and Regulations.


                                     BY
                                       ---------------------------------------
                                       Authorized Representative for